                  OLYMPUS PACIFIC MINERALS INC. (THE "COMPANY")

                                STOCK OPTION PLAN

1. OBJECTIVES

The Plan is intended as an incentive to enable the Company to:

     (a)  attract and retain qualified directors, officers, employees and consultants of the Company and its Affiliates,

     (b)  promote a proprietary interest in the Company and its Affiliates among its employees, officers, directors and consultants, and

     (c)  stimulate the active interest of such persons in the development and financial success of the Company and its Affiliates.

2. DEFINITIONS

As used in the Plan, the terms set forth below shall have the following respective meanings:

"AFFILIATE" has the meaning ascribed thereto in the Securities Act, as amended from time to time;

"ASSOCIATE" has the meaning ascribed thereto in Multilateral Instrument 45-105 of the National Securities Administrators, as amended or superseded from time to time;

"BOARD" means the board of directors of the Company;

"COMMITTEE" means a committee of the Board that the Board may, in accordance with subsection 3.1, designate to administer the Plan;

"CONSULTANT" shall have the meaning ascribed thereto in Multilateral Instrument
45-105 of the National Securities Administrators, as amended or superseded from time to time;

"COMPANY" means Olympus Pacific Minerals Inc., a company incorporated under
Yukon Act;

"DIRECTOR" means a member of the Board;

"EMPLOYEES" means "employees" of the Company as defined in Multilateral
Instrument 45-105 of the National Securities Administrators, as amended or superseded from time to time;

"INSIDER" in relation to the Company means (a) an insider as defined under the
Securities Act, other than a person who falls within that definition solely by virtue of being a director or Senior Officer of a subsidiary of the Company, and
(b) an Associate of any person who is an Insider by virtue of (a);

"MANAGEMENT COMPANY EMPLOYEE" means an Employee who is employed by a person providing management services to the Company or an Affiliate of the Company (not including promotional or investor relations services);

"NON-EMPLOYEE DIRECTOR" means a director of the Company or of an Affiliate of the Company who is not an Employee or a Senior Officer;

"OPTION" means an option to purchase Shares granted under or subject to the terms of the Plan;

"OPTION AGREEMENT" means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option;

"OPTION PERIOD" means the period for which an Option is granted;

"OPTIONED SHARES" means the Shares which may be acquired on exercise of an
Option;

"OPTIONEE" means a person to whom an Option has been granted under the terms of the Plan or who holds an Option that is otherwise subject to the terms of the
Plan;

"OUTSTANDING ISSUE", for the purposes of the Plan, is determined on the basis of the number of Shares that are outstanding immediately prior to the Share issuance or Option grant in question;

"PLAN" means this Stock Option Plan of the Company;

"SECURITIES ACT" means the Securities Act (British Columbia), R.S.B.C. 1996
c.418, as amended from time to time;

"SENIOR OFFICER" means a Senior Officer of the Company within the meaning ascribed thereto in the Securities Act;

"SHARES" means common shares without par value in the capital stock of the
Company as the same are presently constituted;

"TSX" means the TSX Venture Exchange or any successor thereto; provided that if the Shares are or become listed on a senior stock exchange, then reference to
"TSX" means a reference to such senior stock exchange; and

"YUKON ACT" means the Business Corporations Act of the Yukon Territory, as
amended.

3. ADMINISTRATION OF THE PLAN

3.1  The Plan will be administered by the Board or by a Committee of two or more

     Directors who may be designated from time to time to serve as the Committee for the Plan, all of the sitting members of which shall be current
     Directors. Notwithstanding the existence of any such Committee, the Board itself will retain independent and concurrent power to undertake any action hereunder delegated to the Committee, whether with respect to the Plan as a whole or with respect to individual Options granted or to be granted under the Plan.

3.2  Subject to the limitations of the Plan, the Board shall have full power to grant Options, to determine the terms, limitations, restrictions and conditions respecting such Options and to settle, execute and deliver
     Option Agreements and bind the Company accordingly, to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the
     Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan.

3.3  Notwithstanding any provision of this Plan, the Board may, in its discretion grant Options as it sees fit, or otherwise accelerate the vesting or exercisability of any Option, eliminate or make less restrictive any restrictions contained in an Option, provide for the extension of the
     Option Period of an outstanding Option, waive any restriction or other provision of the Plan or an Option or otherwise amend or modify an Option in any manner that is either:

     (a)  not adverse to the Optionee holding such Option; or

     (b)  consented to by such Optionee;

     subject to any required approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company.

3.4  The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent deemed necessary or desirable to carry it into effect. Any decision of the Board or Committee in the interpretation and administration of the Plan shall lie within its absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Board or
     Committee shall be liable for anything done or omitted to be done by such member, by any other member of the Board or Committee or by any officer of the Company, in connection with the performance of any duties under the
     Plan, except those which arise from such member's own wilful misconduct or as expressly provided by statute.

3.5  All administrative costs of the Plan shall be paid by the Company.

4. ELIGIBILITY FOR OPTIONS

4.1  Options may be granted to Employees, Senior Officers, Directors,
     Non-Employee Directors, Management Company Employees, and Consultants of
     the Company and its Affiliates who are, in the opinion of the Board or
     Committee, in a position to contribute to the success of the Company or any of its Affiliates or who, by

     virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Board or Committee, worthy of special recognition. Except as may be otherwise set out in this Plan, the granting of Options is entirely discretionary. Nothing in this Plan shall be deemed to give any person any right to participate in this Plan or to be granted an Option and the designation of any Optionee in any year or at any time shall not require the designation of such person to receive an
     Option in any other year or at any other time. The Board or Committee shall consider such factors as it deems pertinent in selecting participants and in determining the amounts and terms of their respective Options.

4.2  If an Optionee who is granted an Option is an Employee, Management Company
     Employee or Consultant of the Company or any of its Affiliates, the Option
     Agreement pertaining to such Option shall contain a representation by both the Company and the Optionee that the Optionee is a bona fide Employee,
     Management Company Employee or Consultant of the Company or its Affiliates.

4.3  Subject to the acceptance of this Plan for filing by the TSX and receipt of shareholder approval, any options over securities of the Company previously granted by the Company which remain outstanding as at September 12, 2003, will be deemed to have been issued under and will be governed by the terms of the Plan provided that, in the event of inconsistency between the terms of the agreements governing such options previously granted and the terms of the Plan, the terms of such agreements shall govern. Any Shares issuable upon exercise of such options granted previously will be included for the purpose of calculating the amounts set out in subsection 5.1 hereof.

4.4  Subject to any applicable regulatory approvals, Options may also be granted under the Plan in exchange for outstanding options granted by the Company or any predecessor Company thereof or any Affiliate thereof, whether such outstanding options were granted under the Plan, under any other stock option plan of the Company or any predecessor Company or any Affiliate thereof, or under any stock option agreement with the Company or any predecessor Company or Affiliate thereof.

4.5  Subject to any applicable regulatory approvals, Options may also be granted under the Plan in substitution for outstanding options of one or more other companies in connection with a plan of arrangement or exchange, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other companies the Company or any of its Affiliates.

5. NUMBER OF SHARES RESERVED UNDER THE PLAN

5.1  The number of Shares that may be reserved for issuance under the Plan, is limited as follows:

     (a)  The maximum aggregate number of Shares issuable pursuant to the exercise of

          Options granted under the Plan shall be a maximum of TEN (10%) PERCENT of the Outstanding Issue as at the date of a stock option grant
          (including Shares issuable upon the exercise of outstanding stock options as at September 12, 2003, referred to in subsection 4.3 hereof), provided that:

          (i)   if any Option subject to the Plan is forfeited, expires, is terminated or is cancelled for any reason whatsoever (other than by reason of exercise), then the maximum number of Shares for which Options may be granted hereunder shall be increased by the number of Shares which were the subject of such forfeited, expired, terminated or cancelled Option;

          (ii)  such maximum number of Shares shall be appropriately adjusted in the event of any subdivision or consolidation of the Shares; and

     (b)  if and for so long as the Shares are listed on the TSX:

          (i)   the maximum aggregate number of Shares that may be reserved under the Plan for issuance to any one individual in any 12 month period shall not exceed 5% of the issued and outstanding number of Shares at the time of grant;

          (ii)  the maximum aggregate number of Shares that may be reserved under the Plan or other share compensation arrangements of the
                Company for issuance to any one Consultant during any 12 month period shall not exceed 2% of the issued and outstanding number of Shares at the time of grant, and

          (iii) the maximum aggregate number of Shares that may be reserved under the Plan or other share compensation arrangements of the
                Company for issuance to persons who are employed in investor relations activities (as defined in the TSX Corporate Finance
                Manual) during any 12 month period shall not exceed 2% of the issued and outstanding number of Shares at the time of grant.

6. NUMBER OF OPTIONED SHARES PER OPTION

6.1  The number of Optioned Shares under an Option shall be determined by the
     Board or Committee, in its discretion, at the time such Option is granted, taking into consideration the Optionee's present and potential contribution to the success of the Company and taking into account all other Options then held by such Optionee, but subject always to the limitations set forth in subsection 5.1.

7. PRICE

7.1  The exercise price per Optioned Share under an Option shall be determined by the Board or Committee, in its discretion, at the time such Option is granted, but such

     price shall not be less than the closing price of the Shares on the TSX on the trading day immediately preceding the day on which the Option is granted, less any allowable discount (provided that if there are no trades on such day then the last closing price within the preceding ten trading days will be used, and if there are no trades within such ten-day period, then the simple average of the bid and ask prices on the trading day immediately preceding the day of grant will be used) and, in any event, the exercise price per Optioned Share will not be less than $0.10, being the minimum exercise price allowable under TSX policy.

     The exercise price at which, and the number of optioned securities for which, an outstanding Option may be exercised following a subdivision or consolidation of the Shares shall be subject to adjustment in accordance with section 11.

7.2  Subject to TSX approval, the exercise price per Optioned Share under an
     Option may be reduced at the discretion of the Board or Committee if:

     (a)  at least six months has elapsed since the later of the date such
          Option was granted and the date the exercise price for such Option was last amended; and

     (b)  disinterested shareholder approval is obtained for any reduction in the exercise price under an Option held by an Insider of the Company;

     provided that if the exercise price is reduced to the then Discounted
     Market Price, the TSX four month hold period will apply from the date of the amendment and further provided that no such conditions will apply in the case of an adjustment made under subsection 5.1(a)(ii).

8. OPTION PERIOD AND EXERCISE OF OPTIONS

8.1  The Option Period for an Option shall be determined by the Board or
     Committee at the time the Option is granted and may be up to five years from the date the Option is granted. At the time an Option is granted, the
     Board or Committee may determine that, with respect to that Option, upon the occurrence of one of the events described in subsection 10.1 there shall come into force a time limit for exercise of such Option which is different than the Option Period, and in the event of such a determination, the Option Agreement for such Option shall contain provisions which specify the events and time limits related to that determination. Subject to the applicable maximum Option Period provided for in this subsection 8.1 and subject to applicable regulatory requirements and approvals, the Board or
     Committee may extend the Option Period of an outstanding Option beyond its original expiration date, (whether or not such Option is held by an
     Insider).

8.2  Options issued to Consultants who perform investor relations activities will be subject to a vesting schedule whereby no more than 25% of the options granted may be vested in any three month period. Options issued to
     Optionees other than Consultants who perform investor relations activities may, at the discretion of the Board or Committee, be subject to vesting conditions, such vesting conditions to

     be provided for in the Option Agreement to be entered into between the
     Company and the Optionee.

8.3  If there is a takeover bid made for all or any of the issued and outstanding Shares, then all outstanding Options, whether fully vested and exercisable or remaining subject to vesting provisions or other limitations on exercise, shall be exercisable in full to enable the Optioned Shares subject to such Options to be issued and tendered to such bid.

8.4  The vested portions of Options will be exercisable, in whole or in part, at any time after vesting. If an Option is exercised for fewer than all of the
     Optioned Shares for which the Option has then vested, the Option shall remain in force and exercisable for the remaining Optioned Shares for which the Option has then vested, according to the terms of such Option.

8.5  The exercise of any Option will be contingent upon receipt by the Company of cash payment in full for the exercise price of the Shares being purchased by way of certified cheque, wire transfer or bank draft. Neither an Optionee nor the legal representatives, legatees or distributees of such
     Optionee will be, or will be deemed to be, a holder of any Shares subject to an Option under the Plan unless and until certificates for such Shares are issuable to the Optionee or such other persons pursuant to the Option or the Plan.

9. STOCK OPTION AGREEMENT

9.1  Upon the grant of an Option to an Optionee, the Company and the Optionee
     shall enter into an Option Agreement setting out the number of Optioned
     Shares subject to the Option, the Option Period and, if applicable, the vesting schedule for the Option, and incorporating the terms and conditions of the Plan and any other requirements of regulatory authorities and stock exchanges having jurisdiction over the securities of the Company, together with such other terms and conditions as the Board or Committee may determine in accordance with the Plan.

10. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

10.1 An outstanding Option shall remain in full force and effect and exercisable according to its terms for the Option Period until the Optionee ceases to be a Director, Employee, Non-Employee Director, Management Company
     Employee, Senior Officer or Consultant of the Company for any reason, excluding death, after which time the Option will expire within 90 days or, for those Optionees engaged in investor relations activities, the Options will expire within 30 days of the cessation date (the "Accelerated Term"), subject to subsection 10.2.

10.2 Should the Company graduate to Tier 1 of the TSX Venture Exchange, the directors shall have the authority to extend or eliminate the Accelerated
     Term for those Options held by Optionees who cease to be Directors,
     Employees, Non-Employee Directors, Management Company Employees, Senior
     Officers or Consultants for any reason, excluding death.

10.3 In the event of the death of an Optionee, an Option which remains exercisable may be exercised in accordance with its terms by the person or persons to whom such Optionee's rights under the Option shall have passed under the Optionee's will or pursuant to law, for a period not exceeding one year from the Optionee's death.

11. ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

11.1 Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, in the events and in accordance with the provisions and rules set out in this section 11, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved and maintained notwithstanding the occurrence of such events. Any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules will be conclusively determined by the Board or Committee, and any such determination will be binding on the Company, the Optionee and all other affected parties.

11.2 If the outstanding Shares are changed into or exchanged for a different number of shares or into or for other securities of the Company or securities of another Company or entity, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then on each exercise of the Option which occurs following such events, for each Optioned Share for which the Option is exercised, the Optionee shall instead receive the number and kind of shares or other securities of the Company or other
     Company into which such Option Share would have been changed or for which such Option Share would have been exchanged if it had been outstanding on the date of such event and the exercise price will be similarly adjusted so that the aggregate price to exercise the Option is preserved.

11.3 If the outstanding Shares are changed into or exchanged for a different number of shares or into or for other securities of the Company or securities of another Company or entity, in a manner other than as specified in subsection 11.2, then the Board or Committee, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Board or Committee in its sole and absolute discretion determines to be equitable to give effect to the principle described in subsection 11.1, and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

11.4 No adjustment or substitution provided for in this section 11 shall require the Company to issue a fractional share in respect of any Option.
     Fractional shares shall be eliminated.

11.5 The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate,

     merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

12. NON-ASSIGNABILITY

12.1 Neither the Options nor the benefits and rights of any Optionee under any
     Option or under the Plan shall be assignable or otherwise transferable, except as specifically provided in subsection 10.2 in the event of the death of the Optionee. During the lifetime of the Optionee, all such
     Options, benefits and rights may only be exercised by the Optionee.

13. EMPLOYMENT

13.1 Nothing contained in the Plan shall confer upon any Optionee, or any person employing a Management Company Optionee, any right with respect to employment or continuance of employment with, or the provision of services to, the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee's employment or the services of any such person at any time. Participation in the Plan by an Optionee is voluntary.

14. REGULATORY ACCEPTANCES

14.1 The Plan is subject to the acceptance of the Plan for filing by the TSX, and the Board or Committee is authorized to amend the Plan from time to time in order to comply with any changes required from time to time by such applicable regulatory authorities, whether as conditions to the acceptance for filing of the Plan or otherwise, provided that no such amendment will in any way derogate from the rights held by Optionees holding Options
     (vested or unvested) at the time thereof without the consent of such
     Optionees.

14.2 The obligation of the Company to issue and deliver Optioned Shares pursuant to the exercise of any Options granted under the Plan is subject to the acceptance of the Plan for filing by the TSX. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such acceptance for filing, then the obligation of the
     Company to issue such Optioned Shares shall terminate and any amounts paid to the Company for such Optioned Shares shall be returned to the Optionee forthwith without interest or deduction.

15. SECURITIES REGULATION AND TAX WITHHOLDING

15.1 Where necessary to enable the Company to use an exemption from requirements to register Optioned Shares or file a prospectus or use a registered dealer to distribute Optioned Shares under securities laws applicable to the securities of the Company in any jurisdiction, an Optionee, upon the acquisition of any Optioned Shares on the exercise of Options and as a condition to such exercise, shall provide to the Board or Committee such evidence as the Board or Committee requires to demonstrate that the
     Optionee or recipient will acquire such Optioned

     Shares with investment intent (i.e. for investment purposes) and not with a view to their distribution, including an undertaking to that effect in a form acceptable to the Board or Committee. The Board or Committee may cause a legend or legends to be placed upon any certificates for the Optioned
     Shares to make appropriate reference to applicable resale restrictions, and the Optionee or recipient shall be bound by such restrictions. The Board or
     Committee also may take such other action or require such other action or agreement by such Optionee or proposed recipient as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Company to undertake the registration or qualification of any Options or the Option Shares under any securities laws applicable to the securities of the Company.

15.2 For all purposes of the Plan, the Company may take all such measures as it deems appropriate or necessary to comply with applicable laws, including income tax laws and securities laws and regulations, as well as the rules of regulatory authorities having jurisdiction over the Company or in respect of the securities of the Company. Without limitation to the foregoing, the Company may withhold and remit to tax authorities such sums which might otherwise be due or accruing due by the Company to an Optionee, if such withholding and remittance are required under applicable income tax laws in connection with the grant or exercise of the Optionee's Options.

15.3 Issuance, transfer or delivery of certificates for Optioned Shares acquired pursuant to the Plan may be delayed, at the discretion of the Board or
     Committee, until it is satisfied that the requirements of applicable laws and regulations, and applicable rules of regulatory authorities, have been met.

16. AMENDMENT AND TERMINATION OF PLAN

16.1 The Board reserves the right to amend or terminate the Plan at any time if and when it is deemed advisable in the absolute discretion of the Board;
     provided, however, that no such amendment or termination shall adversely affect any outstanding Options granted under the Plan without the consent of the Optionee. Any amendment to the Plan shall also be subject to acceptance of such amendment or amended Plan for filing by the TSX and, where required by the TSX, the approval of the shareholders of the Company.

17. NO REPRESENTATION OR WARRANTY

17.1 The Company makes no representation or warranty as to the future market value of any Shares or Optioned Shares.

18. GENERAL PROVISIONS

18.1 Nothing contained in the Plan shall prevent the Company or any of its
     Affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required by TSX) and such arrangements may be either generally applicable or applicable only in specific

     cases.

18.2 The validity, construction and effect of the Plan, the grant of Options, the issue of Option Shares, any rules and regulations relating to the Plan any Option Agreement, and all determinations made and actions taken pursuant to the Plan, shall be governed by and determined in accordance with the laws of the Province of British Columbia.

18.3 If any provision of the Plan or any Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, or Option and the remainder of the Plan and any such Option Agreement shall remain in full force and effect.

18.4 Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the
     Company or any of its Affiliates and an Optionee or any other person.

18.5 Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

19. TERM OF THE PLAN

19.1 The Plan shall be effective as of September 12, 2003, subject to its approval by the shareholders of the Company and acceptance for filing by the TSX pursuant to section 14.

19.2 The Plan shall be effective until the Plan is terminated by the Board pursuant to section 16, and no Option shall be granted under the Plan after that date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, the Option Period for any Option granted hereunder will, and any authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after termination of the Plan notwithstanding such termination.

Adopted by the Board: September 12, 2003 Approved by the Shareholders: June *,
2004 Accepted for filing by the TSX: *, 2003